UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 19, 2011

Western Reserve Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Ohio	000-51264	31-1566623

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4015 Medina Road, Medina, Ohio	44256

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  330-764-3131

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders of Western Reserve Bancorp, Inc. was held on May 19, 2011.  Shareholders of record as of April 6, 2011 were entitled to vote.  As of that date, there were 586,414 common shares issued and outstanding.

The following matters were considered and voted upon.

1)	Election of four (4) Class II Directors to serve until the 2014 Annual Meeting

Name	Votes For	Votes Withheld	Broker Nonvotes
C. Richard Lynham	348,943	5,467	72,500
Edward J. McKeon	349,255	5,155	72,500
R. Hal Nichols	348,943	5,467	72,500
Rory H. O’Neil	348,443	5,967	72,500

Each of the nominees was elected.

2)	Advisory Proposal to Approve the Compensation of the Company’s Executives

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
304,854	25,031	24,525	72,500

The proposal passed.

3)	Advisory Proposal to Approve the Selection of the Firm of Crowe Horwath LLP to Serve as the Company’s Independent Registered Public Accounting Firm for the 2011 Fiscal Year

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
398,671	10,860	5,547	11,832

The proposal passed.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

Date: May 24, 2011		Western Reserve Bancorp, Inc.

	by:	/s/ Cynthia A. Mahl
Cynthia A. Mahl, Executive Vice President
and Chief Financial Officer